     As filed with the Securities and Exchange Commission on September 19, 2000
                                                 Registration No. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 COHERENT, INC.
             (Exact name of Registrant as specified in its charter)

                    Delaware                         94-1622541
             ----------------------     -------------------------------------
            (State of Incorporation)   (I.R.S. Employer Identification Number)

                            5100 Patrick Henry Drive
                          Santa Clara, California 95056
                    (Address of Principal Executive Offices)

                             ----------------------

                           PRODUCTIVITY INCENTIVE PLAN
                            (Full title of the plan)

                             ----------------------

                               Robert J. Quillinan
              Executive Vice President and Chief Financial Officer
                                 COHERENT, INC.
                            5100 Patrick Henry Drive
                          Santa Clara, California 95056
                     (Name and address of agent for service)
                                 (408) 764-4000
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                             Judith M. O'Brien, Esq.
                        WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                            Telephone: (650) 493-9300

===============================================================================

===============================================================================

                                             CALCULATION OF REGISTRATION FEE

------------------------------------------- --------------------- ---------------------- --------------------- -----------------
                                                   AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
          TITLE OF SECURITIES TO                    TO BE             OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
              BE REGISTERED                      REGISTERED (1)        PER SHARE (2)            PRICE (2)            FEE (3)
------------------------------------------- --------------------- ---------------------- ---------------------- ----------------
Common Stock, $0.01 par value per share,
to be issued under the Productivity
Incentive Plan                                     100,000         $68.9688               $6,896,880             $1,820.78

----------------------

(1) Amount of securities to be registered computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, as the maximum number of the Registrant's Common Stock issuable under the Productivity Incentive Plan covered by this registration statement.

(2) The registration fee for the shares of Common Stock to be issued under the Productivity Incentive Plan was calculated in accordance with Rule 457(c) and (h) of the Securities Act, based upon the average of the high and low prices as reported by the Nasdaq National Market on September 12, 2000.

(3) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act which provides that the fee shall be .000264 of the proposed maximum aggregate offering price of the securities proposed to be registered.

===============================================================================

                                  PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended October 2, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 1, 2000, April 1, 2000 and July 1, 2000, filed pursuant to Section 13(a) of the Exchange Act;

         3. The Registrant's Definitive Proxy Statement filed on February 23, 2000; and

         4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. The Registrant has entered into an indemnification agreement with each of its officers and directors that provides the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to the Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. The Registrant also currently maintains officer and director liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT
     NUMBER                                        DESCRIPTION
---------------   ----------------------------------------------------------------------
      4.1         Productivity Incentive Plan
      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, counsel to the Registrant
      23.1        Independent Auditors' Consent
      23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                  counsel to the Registrant (contained in Exhibit 5.1)
      24.1        Power of Attorney (see page II-4)

ITEM 9.  UNDERTAKINGS.

         A.    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on September 19, 2000.

                                COHERENT, INC.

                                By:         /s/ ROBERT J. QUILLINAN
                                         -------------------------------------
                                         Robert J. Quillinan, Executive Vice
                                         President and Chief Financial Officer



                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Quillinan and Scott H. Miller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement, any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents or any of them, or any substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                 TITLE                                      DATE
------------------------------------     -------------------------------------------           -------------

/s/ BERNARD J. COUILLAUD                 President and Chief Executive Officer                 September 19, 2000
------------------------------------     (Principal Executive Officer)
Bernard J. Couillaud


/s/ ROBERT J. QUILLINAN                  Executive Vice President and Chief Financial          September 19, 2000
------------------------------------     Officer
Robert J. Quillinan                      (Principal Financial and Accounting Officer)


               SIGNATURE                                 TITLE                                      DATE
------------------------------------     -------------------------------------------           -------------

/s/ HENRY E. GAUTHIER                    Chairman of the Board of Directors                    September 19, 2000
------------------------------------
Henry E. Gauthier


/s/ THOMAS SLOAN NELSEN                  Director                                              September 19, 2000
------------------------------------
Thomas Sloan Nelsen


/s/ FRANK P. CARRUBBA                    Director                                              September 19, 2000
------------------------------------
Frank P. Carrubba


/s/ CHARLES W. CANTONI                   Director                                              September 19, 2000
------------------------------------
Charles W. Cantoni


/s/ JERRY E. ROBERTSON                   Director                                              September 19, 2000
------------------------------------
Jerry E. Robertson


/s/ JOHN H. HART                         Director                                              September 19, 2000
------------------------------------
John H. Hart


                         SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D.C.

           ---------------------------------------------------------------

                                      EXHIBITS

           ---------------------------------------------------------------

                         REGISTRATION STATEMENT ON FORM S-8

                                   COHERENT, INC.

                                 INDEX TO EXHIBITS

    EXHIBIT
     NUMBER                                        DESCRIPTION
---------------   ----------------------------------------------------------------------
      4.1         Productivity Incentive Plan
      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, counsel to the Registrant
      23.1        Independent Auditors' Consent
      23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                  counsel to the Registrant (contained in Exhibit 5.1)
      24.1        Power of Attorney (see page II-4)